  As filed with the Securities and Exchange Commission on December 1, 1994

                                                            Registration No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                          --------------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                          --------------------------

                                  UST CORP.
            (Exact name of registrant as specified in its charter)

                               40 COURT STREET
                         BOSTON, MASSACHUSETTS 02108
                                (617) 726-7000
         (Address of principal executive offices, including zip code)


   MASSACHUSETTS      UST CORP. STOCK COMPENSATION PLAN         04-2436093
  (State or other         (Full title of the plan)           (I.R.S. Employer
  jurisdiction of                                             Identification
  or organization)                                                Number)

                          --------------------------

                            ERIC R. FISCHER, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CLERK
                                  UST CORP.
                               40 COURT STREET
                         BOSTON, MASSACHUSETTS 02108
                                (617) 726-7000
             (Name and address, including zip code, and telephone
              number, including area code, of agent for service)

                          --------------------------

                                       CALCULATION OF REGISTRATION FEE
==============================================================================================================
                                        Amount         Proposed maximum      Proposed maximum      Amount of
       Title of each class of           to be           offering price      aggregate offering    registration
     securities to be registered     registered(1)       per share(2)            price(2)             fee
- --------------------------------------------------------------------------------------------------------------
Common Stock -- $.625 par value...   1,000,000 shs.    $ 10.1875            $ 10,187,500          $ 3,513
==============================================================================================================

(1) This Registration Statement also covers such indeterminable number of additional shares of Common Stock, par value $.625 ("Common Stock"), of UST Corp. as may become deliverable as a result of future adjustments in accordance with the terms of the UST Corp. Stock Compensation Plan.

(2) The offering price has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for the Common Stock of UST Corp. on November 28, 1994, as reported on the NASDAQ National Market System.

================================================================================

                          EXHIBIT INDEX ON PAGE 5;
                             PAGE 1 OF 5 PAGES.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


INCORPORATION BY REFERENCE

         Pursuant to General Instruction E to Form S-8, the contents of the Registrant's earlier Registration Statement on Form S-8 (file number 33-54390) are hereby incorporated by reference thereto.

Item 5.  Interests of Named Experts and Counsel.

         Certain legal matters in connection with the offering of the shares of common stock, par value $.625 ("Common Stock"), of the Registrant are being passed upon for the Registrant by Eric R. Fischer, Esq., who is Executive Vice President, General Counsel and Clerk of the Registrant. As of December 1, 1994, Mr. Fischer beneficially owned 14,019 shares of Common Stock; options to acquire 41,780 shares of Common Stock which were exercisable within sixty (60) days; and options to acquire an additional 4,630 shares of Common Stock which were exercisable thereafter.


Item 8.  Exhibits.

Exhibit

4.1 UST Corp. Stock Compensation Plan, as amended and restated on November 15, 1994.

5.1      Opinion of Eric R. Fischer, Esq.

23.1     Consent of Arthur Andersen LLP

23.2     Consent of Eric R. Fischer, Esq. (contained in the opinion filed as
         Exhibit 5.1 hereto).

24       Powers of Attorney (included in signature page hereto).

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on this 15th day of November, 1994.

                                      UST CORP.


                                      By /s/ Neal F. Finnegan
                                         -------------------------------------
                                         Neal F. Finnegan
                                         President and Chief Executive Officer


                              POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes Eric R. Fischer, Esq. and Neal F. Finnegan, and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

SIGNATURE                          CAPACITY IN WHICH SIGNED             DATE
- ---------                          ------------------------             ----
/s/ Neal F. Finnegan               President, Chief Executive           November 15, 1994
- -----------------------            Officer and Director (principal
Neal F. Finnegan                   executive officer)



/s/ James K. Hunt                  Executive Vice President,            November 15, 1994
- -----------------------            Treasurer and Chief Financial
James K. Hunt                      Officer (principal financial
                                   officer and principal accounting
                                   officer)


/s/ Eric R. Fischer                Executive Vice President,            November 15, 1994
- -----------------------            General Counsel and Clerk
Eric R. Fischer


/s/ William Schwartz               Vice Chairman and Director           November 15, 1994
- -----------------------
William Schwartz


/s/ Domenic Colasacco              Executive Vice President and         November 15, 1994
- -----------------------            Director
Domenic Colasacco

/s/ James M. Breiner               Director                                    November 15, 1994
- --------------------------
James M. Breiner


/s/ Robert L. Culver               Director                                    November 15, 1994
- --------------------------
Robert L. Culver


/s/ Walter A. Guleserian           Director                                    November 15, 1994
- --------------------------
Walter A. Guleserian


/s/ Wallace M. Haselton            Director                                    November 15, 1994
- --------------------------
Wallace M. Haselton


/s/ Francis X. Messina             Director                                    November 15, 1994
- --------------------------
Francis X. Messina


/s/ Gerald M. Ridge                Director                                    November 15, 1994
- --------------------------
Gerald M. Ridge


/s/ Samuel B. Sheldon              Director                                    November 15, 1994
- --------------------------
Samuel B. Sheldon


/s/ James V. Sidell                Director                                    November 15, 1994
- --------------------------
James V. Sidell


/s/ Paul D. Slater                 Director                                    November 15, 1994
- --------------------------
Paul D. Slater


/s/ Michael D. Verrochi            Director                                    November 15, 1994
- --------------------------
Michael D. Verrochi

                                EXHIBIT INDEX

Number                         Title of Exhibit                         Page
- ------                         ----------------                         ----
 4.1                UST Corp. Stock Compensation Plan, as
                    amended and restated on November 15, 1994

 5.1                Opinion of Eric R. Fischer, Esq.

 23.1               Consent of Arthur Andersen LLP

 23.2 Consent of Eric R. Fischer, Esq. (contained in the opinion filed as Exhibit 5.1 hereto).

 24 Powers of Attorney (included in signature page hereto).